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                                                                     EXHIBIT 5.1

May 3, 2005

Maritrans Inc.
Two Harbour Place
302 Knights Run Avenue
Suite 1200
Tampa, FL 33602

Re:     Maritrans Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Maritrans Inc., a Delaware corporation (the "Company"), in connection with the filing of the referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "SEC"). The Registration Statement relates to 300,000 shares of common stock ("Shares"), par value $0.01 per share ("Common Stock"), of the Company issuable under the Company's 2005 Omnibus Equity Compensation Plan (the "Plan").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, copies of certain resolutions adopted by the Board of Directors on April 27, 2005, a specimen certificate evidencing the Common Stock, the Plan and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Company's 2005 Omnibus Equity Compensation Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware Business Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 of the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP